May 25, 2007

EQ Advisors Trust
AXA Premier VIP Trust
1290 Avenue of the Americas
New York, New York  10104


        Re:  Reorganization to Combine Series of two Delaware
             ------------------------------------------------
             Statutory Trusts
             ----------------

Ladies and Gentlemen:

        EQ Advisors Trust, a Delaware statutory trust ("EQAT"), on behalf of each segregated portfolio of assets ("SERIES") thereof listed under the heading "Targets" on Schedule A attached hereto (each, a "TARGET"), and AXA Premier VIP Trust, also a Delaware statutory trust ("AVIP"), on behalf of each of its series listed under the heading "Acquiring Portfolios" on Schedule A (each, an "ACQUIRING PORTFOLIO"), have requested our opinion as to certain federal income tax consequences of the proposed conversion of each Target to the "corresponding" Acquiring Portfolio (I.E., the Acquiring Portfolio listed opposite its name on Schedule A) pursuant to an Agreement and Plan of
Reorganization and Termination between them dated as of March 26, 2007 ("AGREEMENT").(1) The Agreement contemplates each Acquiring Portfolio's acquisition of all of its corresponding Target's Assets in exchange solely for Acquiring Portfolio Shares and that Acquiring Portfolio's assumption of all of that Target's Liabilities, followed by that Target's distribution of those shares PRO RATA to its Shareholders in liquidation thereof.(2)

        In rendering this opinion, we have examined (1) the Agreement, (2) the Combined Proxy Statement and Prospectus dated March 26, 2007 (and related documents), regarding the Reorganization that was furnished in connection with


--------------------------

(1) EQAT also entered into the Agreement on behalf of its EQ/Wells Fargo Montgomery Small Cap Portfolio series, which is not involved in the transactions described herein; and AXA Equitable Life Insurance Company also is a party to the Agreement, for certain limited purposes thereof. Each capitalized term in the next sentence that is not defined herein has the meaning ascribed thereto in the Agreement.

(2) Each Target and Acquiring Portfolio is sometimes referred to herein as a "PORTFOLIO." The series of transactions (summarized in the accompanying text) in which each Target and its corresponding Acquiring Portfolio are participating is referred to herein as a "REORGANIZATION." For convenience, the balance of this letter refers only to a single Reorganization, one Target, and one Acquiring Portfolio, but the opinion herein applies separately to each Reorganization.

EQ ADVISORS TRUST
AXA PREMIER VIP TRUST
MAY 25, 2007
PAGE 2


the solicitation of proxies by EQAT's Board of Trustees, on Target's behalf, for use at a special meeting of Target's shareholders that was held on May 24, 2007, and (3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, "DOCUMENTS"). We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on the representations and warranties made in the Agreement (as contemplated in paragraph 6.4 thereof) (collectively, "REPRESENTATIONS"). We have assumed that any Representation made "to the knowledge and belief" (or similar qualification) of any person or party was correct without that qualification as of immediately after the close of business (4:00 p.m., Eastern Time) on the date hereof ("EFFECTIVE TIME"). We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is and was no such plan, intention, understanding, or agreement. Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Reorganization.

                                     OPINION
                                     -------

        Based solely on the facts and assumptions described above, and conditioned on the Representations' being true and complete at the Effective Time and the Reorganization's being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion is as follows:

               (1) Acquiring Portfolio's acquisition of the Assets in exchange solely for Acquiring Portfolio Shares and Acquiring Portfolio's assumption of the Liabilities, followed by Target's distribution of those shares PRO RATA to the Shareholders actually or constructively in exchange for their shares of beneficial interest in Target ("TARGET SHARES") and in complete liquidation of Target, will qualify as a "reorganization" (as defined in section 368(a)(1)(F)(3)), and each Portfolio will be "a party to a reorganization" (within the meaning of section 368(b));


--------------------------

(3) "Section" references are to the Internal Revenue Code of 1986, as amended ("CODE").

EQ ADVISORS TRUST
AXA PREMIER VIP TRUST
MAY 25, 2007
PAGE 3


               (2) Target will recognize no gain or loss on the transfer of the Assets to Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and Acquiring Portfolio's assumption of the Liabilities(4) or on the subsequent distribution of those shares to the Shareholders in exchange for their Target Shares;

               (3) Acquiring Portfolio will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Portfolio Shares and its assumption of the Liabilities;

               (4) Acquiring Portfolio's basis in each Asset will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Portfolio's holding period for each Asset will include Target's holding period therefor (except where Acquiring Portfolio's investment activities have the effect of reducing or eliminating an Asset's holding period);

               (5) A Shareholder will recognize no gain or loss on the exchange of all its Target Shares solely for Acquiring Portfolio Shares pursuant to the Reorganization; and

               (6) A Shareholder's aggregate basis in the Acquiring Portfolio Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it actually or constructively surrenders in exchange for those Acquiring Portfolio Shares, and its holding period for those Acquiring Portfolio Shares will include its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time.

        Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the regulations thereunder, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("SERVICE") in existence on the date hereof. All the foregoing

------------------------

(4) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Portfolio or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes or on the termination or transfer thereof under a mark-to-market system of accounting.

EQ ADVISORS TRUST
AXA PREMIER VIP TRUST
MAY 25, 2007
PAGE 4


authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

        Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other federal, or any state, local, or foreign, tax consequences of the Reorganization or any other action (including any taken in connection therewith). Our opinion also applies only to the extent each Portfolio is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Portfolio is insolvent. Finally, our opinion is solely for the addressees' information and use and may not be relied on for any purpose by any other person without our express written consent.

                          Very truly yours,





                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP
                              --------------------------------------------------
                              KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP

                                   SCHEDULE A



             TARGETS                               ACQUIRING PORTFOLIOS

     (EACH A SERIES OF EQAT)                      (EACH A SERIES OF AVIP)
----------------------------------             -----------------------------
  EQ/Small Cap Value Portfolio              AXA Premier VIP Multimanager Small
                                                   Cap Value Portfolio

EQ/Small Company Growth Portfolio           AXA Premier VIP Multimanager Small
                                                   Cap Growth Portfolio

                                  July 6, 2007

EQ Advisors Trust
AXA Premier VIP Trust
c/o AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, New York  10104


        Re:  Reorganization to Combine Series of two
             ---------------------------------------
             Delaware Statutory Trusts
             -------------------------

Ladies and Gentlemen:

        EQ Advisors Trust, a Delaware statutory trust ("EQAT"), on behalf of EQ/Wells Fargo Montgomery Small Cap Portfolio ("TARGET"), a segregated portfolio of assets ("SERIES") thereof, and AXA Premier VIP Trust, also a Delaware statutory trust ("AVIP"), on behalf of its AXA Premier VIP Multimanager Small Cap Growth Portfolio series ("ACQUIRING PORTFOLIO") (each sometimes referred to herein as a "PORTFOLIO"), have requested our opinion as to certain federal income tax consequences of Acquiring Portfolio's proposed acquisition of Target pursuant to an Agreement and Plan of Reorganization and Termination between them dated as of March 26, 2007 ("AGREEMENT").(1) The Agreement contemplates Acquiring Portfolio's acquisition of all of Target's Assets in exchange solely for Acquiring Portfolio Shares and Acquiring Portfolio's assumption of all of Target's Liabilities, followed by Target's distribution of those shares PRO RATA to its Shareholders in liquidation thereof (collectively, "REORGANIZATION").(2)

        In rendering this opinion, we have examined (1) the Agreement, (2) the Combined Proxy Statement and Prospectus dated March 26, 2007, regarding the Reorganization that was furnished in connection with the solicitation of proxies


------------------------

(1) EQAT also entered into the Agreement on behalf of its EQ/Small Cap Value Portfolio and EQ/Small Company Growth Portfolio series, and AVIP also entered into the Agreement on behalf of its AXA Premier VIP Multimanager Small Cap Value Portfolio series, which are not involved in the transactions described herein; and AXA Equitable Life Insurance Company ("AXA EQUITABLE") also is a party to the Agreement, for certain limited purposes thereof. Each capitalized term in the next sentence that is not defined herein has the meaning ascribed thereto in the Agreement.

(2) On May 25, 2007, we opined that, among other things, the conversion of EQ/Small Company Growth Portfolio into Acquiring Portfolio pursuant to the Agreement, which was scheduled to and did close on that date, will qualify as a "reorganization" (as defined in section 368(a)(1)(F)).

EQ Advisors Trust
AXA Premier VIP Trust
July 6, 2007
Page 2


by EQAT's Board of Trustees, on Target's behalf, for use at a special meeting of Target's shareholders that was held on May 24, 2007, (3) the related Information Statement dated May 23, 2007, regarding the Reorganization that was furnished by AXA Equitable to owners of its variable life insurance policies or variable annuity contracts or certificates, and (4) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, "DOCUMENTS"). We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on the representations and warranties made in the Agreement (as contemplated in paragraph 6.4 thereof) (collectively, "REPRESENTATIONS"). We have assumed that any Representation made "to the knowledge and belief" (or similar qualification) of any person or party was correct without that qualification as of immediately after the close of business (4:00 p.m., Eastern Time) on the date hereof ("EFFECTIVE TIME"). We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is and was no such plan, intention, understanding, or agreement. Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Reorganization.


                                     OPINION
                                     -------

        Based solely on the facts and assumptions described above, and conditioned on the Representations' being true and complete at the Effective Time and the Reorganization's being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion is as follows:

               (1) Acquiring Portfolio's acquisition of the Assets in exchange solely for Acquiring Portfolio Shares and Acquiring Portfolio's assumption of the Liabilities, followed by Target's distribution of those shares PRO RATA to the Shareholders actually or constructively in exchange for their shares of beneficial interest in Target ("TARGET SHARES") and in complete liquidation of Target, will qualify as a "reorganization" (as defined in section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended ("CODE")), and each Portfolio will be "a party to a reorganization" (within the meaning of Code section 368(b));

EQ Advisors Trust
AXA Premier VIP Trust
July 6, 2007
Page 3


               (2) Target will recognize no gain or loss on the transfer of the Assets to Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares and Acquiring Portfolio's assumption of the Liabilities(3) or on the subsequent distribution of those shares to the Shareholders in exchange for their Target Shares;

               (3) Acquiring Portfolio will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Portfolio Shares and its assumption of the Liabilities;

               (4) Acquiring Portfolio's basis in each Asset will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Portfolio's holding period for each Asset will include Target's holding period therefor (except where Acquiring Portfolio's investment activities have the effect of reducing or eliminating an Asset's holding period);

               (5) A Shareholder will recognize no gain or loss on the exchange of all its Target Shares solely for Acquiring Portfolio Shares pursuant to the Reorganization; and

               (6) A Shareholder's aggregate basis in the Acquiring Portfolio Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it actually or constructively surrenders in exchange for those Acquiring Portfolio Shares, and its holding period for those Acquiring Portfolio Shares will include its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time.

        Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the regulations thereunder, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("SERVICE") in existence on the date hereof. All the foregoing

------------------------

(3) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Portfolio or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

EQ Advisors Trust
AXA Premier VIP Trust
July 6, 2007
Page 4


authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion after the date hereof with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

        Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other federal, or any state, local, or foreign, tax consequences of the Reorganization or any other action (including any taken in connection therewith). Our opinion also applies only to the extent each Portfolio is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Portfolio is insolvent. Finally, our opinion is solely for the addressees' information and use and may not be relied on for any purpose by any other person without our express written consent.

                          Very truly yours,





                              /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP
                              --------------------------------------------------
                              KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP